UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 3, 2014, MSG Holdings, L.P. (“MSG Holdings”), an indirect wholly owned subsidiary of The Madison Square Garden Company (“MSG”), entered into a Purchase Agreement (the “Purchase Agreement”) with the parent company of NUVOtv, SiTV Media, Inc. (“NUVO”), pursuant to which NUVO has agreed to acquire Fuse Holdings LLC (“Fuse Holdings”) and its subsidiary (collectively, “Fuse”), on the terms and subject to the conditions set forth in the Purchase Agreement, as briefly described below. Fuse is a national network providing music programming, which includes music news and information, coverage of premier artists, events and festivals, original content and concerts.

Pursuant to the Purchase Agreement, NUVO will acquire all of the limited liability company membership interests of Fuse Holdings for a cash purchase price of $226 million, subject to a customary working capital adjustment. MSG Holdings will also receive a 15 percent equity interest in the combined company, which interest will be subject to potential reduction based on certain performance goals, and will have the right to designate one member of the NUVO Board of Directors. The closing of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including the expiration or early termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurances that the conditions to closing set forth in the Purchase Agreement will be satisfied or waived.

Subject to certain conditions, the Purchase Agreement can be terminated by either MSG Holdings or NUVO if the closing shall not have occurred by September 30, 2014. NUVO’s obligations under the Purchase Agreement are not subject to any financing conditions. The closing of the transactions contemplated by the Purchase Agreement is currently expected to occur in MSG’s fiscal 2015 first quarter between July 1 and September 30.

The Purchase Agreement provides for customary post-closing indemnification provisions.

The description above is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

On April 4, 2014, MSG and NUVO issued a joint press release announcing they had entered into the Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Purchase Agreement, dated April 3, 2014, between MSG Holdings, L.P. and SiTV Media, Inc.

99.2	Press Release, dated April 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: April 4, 2014